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Exhibit 21.1

                   SUBSIDIARIES OF RENAISSANCERE HOLDINGS LTD.

                                                                Ownership
                                                                Interest Held by
                                                                its Immediate
Name                                   Jurisdiction             Parent
--------------------------------------------------------------------------------
Renaissance Reinsurance Ltd.           Bermuda                  100%
Glencoe Insurance Ltd.                 Bermuda                  100%
Renaissance Underwriting Managers Ltd. Bermuda                  100%
Stonington Insurance Company*          Texas                    100%
Renaissance Reinsurance of Europe      Ireland                  99%
Renaissance U.S. Holdings, Inc.        Delaware                 100%
RenaissanceRe Capital Trust**          Delaware Business Trust  100%

*    Owned by Renaissance U.S. Holdings Inc.

** Common Securities owned represent 3% of the outstanding beneficial interests in the Trust, and 100% of the ordinary voting power.

The names of a number of our subsidiaries and equity entities have been omitted because considered in the aggregate they would not constitute a single significant subsidiary.